November 23, 2016

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: PixarBio Corporation
File No. 333-204070

Dear Sir/Madam:

We have read the statements made by PixarBio Corporation which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company's Report on Form 8-K dated November 23, 2016.

We agree with the statements concerning our firm in said Form 8-K.

Very truly yours,

Scrudato & Co CPAs

Scrudato & Company CPAs